UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

4000 Ponce de Leon Boulevard
Suite 650
Coral Gables, FL 33146
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Hemisphere Media Group, Inc. (the “Company”), stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation and the amendment became effective on May 19, 2017 following filing of the Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State. The amendment to the Amended and Restated Certificate of Incorporation and a description thereof is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on May 5, 2017 (the “Proxy Statement”), in the section entitled “Proposal 3: Approval of Amendment to the Certificate of Incorporation,” which is incorporated herein by reference. The Amended and Restated Certificate of Incorporation, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and the terms thereof are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, five proposals were submitted to the Company’s stockholders. Only holders of the Company’s capital stock at the close of business on March 20, 2017 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 21,900,160 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and 20,800,998 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), entitled to vote in the election of directors and on each matter submitted for stockholder approval. Holders of the shares of Class A common stock are entitled to one vote per share and holders of the shares of Class B common stock are entitled to ten votes per share. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. In addition, holders of the shares of Class B common stock voted as a separate class on the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation. Holders of 12,738,243 shares of Class A common stock and 20,800,998 shares Class B common stock (representing over 96% of the combined voting power of the shares of the Class A common stock and Class B common stock and 100% of the voting power of the shares of Class B common stock), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The proposals voted on at the Annual Meeting are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected three Class I directors to the Company’s board of directors to serve for a three-year term until the 2020 annual meeting of stockholders and their successors have been duly elected and qualified, or until any such director's earlier resignation or removal. The votes regarding this proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter M. Kern	217,480,038	3,268,185	0
Leo Hindery, Jr.	217,728,439	3,019,784	0
Nina C. Tassler	220,228,067	520,156	0

Proposal 2: The Company’s stockholders ratified the selection of RSM US LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2017.  The votes regarding this proposal were as follows:

For	Against	Abstained
220,741,406	6,817	0

Proposal 3: The Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation described above. The votes regarding this proposal were as follows:

	For	Against	Abstained	Broker Non-Votes
Holders of Shares of Class A common stock and Class B common stock (Voting Together as a Single Class):	220,747,922	301	0	0
Holders of Shares of Class B common stock (Voting as a Separate Class):	208,009,980	0	0	0

Proposal 4: The Company’s stockholders approved the non-binding advisory resolution to approve the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
220,692,868	55,355	0	0

Proposal 5: The Company’s stockholders indicated their preference, on an advisory, non-binding basis, to hold the advisory vote on executive compensation every “one year.” The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
220,179,079	1,515	567,629	0	0

In light of the foregoing stockholder vote on Proposal 5, the Company intends to hold executive compensation advisory votes (“Say-on-Pay”) every one year until the next advisory vote on Say-on-Pay frequency (“Say-on-Frequency”). The next Say-on-Frequency vote will be held no later than the Company’s 2023 annual meeting of stockholders.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMISPHERE MEDIA GROUP, INC.

Date: May 19, 2017	By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Hemisphere Media Group, Inc.